SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  July 12, 2006
                Date of Report (Date of earliest event reported)


                           HIRSCH INTERNATIONAL CORP.
             (Exact name of Registrant as specified in its charter)


       Delaware                        0-23434                 11-2230715
(State or other jurisdiction  (Commission File Number)       (IRS Employer
 of incorporation)                                       Identification Number)



                                50 Engineers Road
                            Hauppauge, New York 11788


                                 (631) 436-7100
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ] Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

     [  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act
          (17CFR240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On July 12, 2006, Hirsch International Corp. ("Hirsch" or the "Company") entered into a Stock Purchase Agreement (the "Purchase Agreement")with Sheridan Square Entertainment, Inc. ("SSE") pursuant to which Hirsch sold and SSE repurchased all of Hirsch's right, title and interest in and to forty (40) shares of the Series B Convertible Participating Stock of SSE, together with all payment-in-kind dividends whether or not issued (the "Purchased Stock") for an aggregate purchase price of $1,200,000 (the "Purchase Price"). The Purchase Price is payable on or before October 31, 2006.

     The Purchase Agreement contains certain restrictions on the ability of SSE to take certain actions as long as the Purchase Price has not been paid to Hirsch including a restriction of SSE's ability to redeem its capital stock or pay dividends and make distributions thereon. In addition, each party released the other from any claims which it may have against the other party, except for claims which may arise out of the Purchase Agreement or the transactions contemplated therein.

     The Purchased Stock was acquired by the Company in conjunction with its execution of the previously terminated Agreement and Plan of Merger dated July 20, 2005 to which Hirsch entered into with SSE and SSE Acquisition Corp.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (d) Exhibits

     Exhibit 10.1 Stock Purchase Agreement dated as of July 12, 2006 by and between Hirsch International Corp. and Sheridan Square Entertainment, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HIRSCH INTERNATIONAL CORP.


                                     By: /s/ Beverly Eichel
                                       -------------------------------------
                                         Beverly Eichel
                                         Executive Vice President - Finance,
                                         Chief Financial Officer and Secretary

Dated:  July 17, 2006